UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  May 29, 2009

WASTE CONNECTIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-31507	94-3283464
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2295 Iron Point Road, Suite 200 Folsom, CA 95630 (Address of Principal Executive Offices) (Zip Code)

(916) 608-8200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On May 22, 2009, the United States District Court for the Eastern District of California (the “Court”) entered an order providing for preliminary approval of a settlement (the “Settlement”) in connection with the consolidated shareholder derivative action captioned Travis, et al. v. Mittelstaedt, et al., Case No. 2:06-cv-02341-JAM-GGH, and a parallel consolidated shareholder derivative action pending in the Superior Court for the State of California for the County of Sacramento.  In its order, the Court also approved the forms of notice and summary notice relating to the Settlement, and set a hearing date of July 15, 2009 at 9:00 a.m. to consider whether to grant final approval of the Settlement.

As required by the Court’s order, a copy of the Notice of Proposed Settlement is attached hereto as Exhibit 99.1 and incorporated herein by reference.  The notice can also be viewed on Waste Connections, Inc.’s website (www.wasteconnections.com) under the “IR” tab, or at http://phx.corporate-ir.net/phoenix.zhtml?c=118605&p=irol-irhome.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Notice of Proposed Settlement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE CONNECTIONS, INC.

Dated: May 29, 2009	By:	/s/ Worthing F. Jackman
	Name:	Worthing F. Jackman
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Notice of Proposed Settlement